CUSIP No. 949759104                                          Page 18 of 27 Pages

                                                                       EXHIBIT 5

                                 [ON LETTERHEAD]

                                February 14, 2001

CERTIFIED MAIL RETURN RECEIPT REQUESTED, FACSIMILE AND OVERNIGHT DELIVERY

Mr. Lawrence Kruse
Chairman and CEO
Wells Financial Corp.
53 First Street S.W.
Wells, MN  56097

Re: Notice of Intent to Nominate One Director and to Submit Stockholder Proposal
    ----------------------------------------------------------------------------

Dear Mr. Kruse:

          This letter constitutes a notice of intent by PL Capital, LLC ("PL Capital") to nominate one person for election as director of Wells Financial Corp. (the "Corporation") at the 2001 Annual Meeting of Stockholders of the Corporation. This letter also constitutes a notice of intent by PL Capital to submit a proposal for approval by vote of the stockholders of the Corporation at the 2001 Annual Meeting.

          This notice is being provided to you pursuant to Article X of the Corporation's Articles of Incorporation. PL Capital owns of record 200 shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"). PL Capital also beneficially owns an additional 103,610 shares of Common Stock, as set forth in a Schedule 13D, as amended, filed by PL Capital and certain other persons regarding ownership of the Common Stock. The statements set forth in this notice, regardless of the section in which they appear, apply equally to both PL Capital's notice of intent to nominate and PL Capital's notice of intent to submit a proposal to stockholder vote.

          Please note that by the fact of PL Capital's submission of this notice of intent to nominate, the Corporation is now obligated under the federal securities laws to obtain pre-approval by the United States Securities and Exchange Commission of its proxy materials. Please further note that pursuant to
Article X.D of the Corporation's Articles of Incorporation, if the Corporation determines that the information provided in this notice does not satisfy the informational requirements of Article X in any respect, the Secretary of the Corporation is required to notify PL Capital of such alleged deficiency.

I.  PL Capital's Notice of Intent to Nominate

          PL Capital hereby notifies the Corporation pursuant to the Corporation's Articles of Incorporation that it intends to nominate Mr. Gary D. Pihlstrom for election to the Board of

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CUSIP No. 949759104                                          Page 19 of 27 Pages


Directors of the Corporation at the 2001 Annual Meeting of Stockholders of the Corporation. Enclosed is the written consent of Mr. Pihlstrom to be named in PL Capital's proxy statement and to serve as a director of the Corporation if elected.

          Set forth below is certain information with respect to PL Capital's notice of intent to nominate, including that required by Article X of the Corporation's Articles of Incorporation. The information set forth below responds fully to all of the requirements of Article X. In certain instances in which a disclosure item is not applicable or no disclosure is required to be made pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, no response has been provided below.

(a)   As to the nominating stockholder and the proposed nominee:

(i)   Name, Age, Business Address and Residence Address

Name              Age    Business Address             Residence Address
----              ---    ----------------             -----------------
PL Capital        N/A    2015 Spring Road             N/A
                         Suite 290
                         Oak Brook, IL 60523
                         Attn: John Palmer

Gary Pihlstrom    45     Gary D. Pihlstrom, P.A.      1907 Hunter Lane
                         5500 Wayzata Blvd.           Mendota Heights, MN 55118
                         Suite 145
                         Golden Valley, MN 55416


(ii)   Principal Occupation or Employment

Nominator:
---------
PL Capital:         Investment management, primarily as General Partner of
                    Financial Edge Fund, LP ("Financial Edge") and Financial
                    Edge Strategic Fund, LP ("Financial Edge Strategic"). Mr.
                    John Palmer and Mr. Richard Lashley are the owners and managing members of PL Capital. Each of them beneficially owns the shares of Common Stock owned by PL Capital.
                    Collectively with PL Capital these entities are the "Participants."

Nominee:
-------
Gary Pihlstrom:     Attorney. Founding stockholder of Gary D. Pihlstrom, P.A., a law firm emphasizing the representation of financial institutions and their officers, directors and stockholders, as well as similar entities.

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CUSIP No. 949759104                                          Page 20 of 27 Pages


 (iii)   Shares Owned Either Beneficially or Of Record

--------------------------------------------------------------------------------
           Name                           Class                 Amount
--------------------------------------------------------------------------------
PL Capital and the Participants          Common                 103,810
--------------------------------------------------------------------------------
Gary Pihlstrom                           Common                     100
--------------------------------------------------------------------------------

(iv)  Interest of Certain Persons in Matters to be Acted Upon

          Except as otherwise set forth herein, none of the Participants nor Mr. Pihlstrom is or was, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. PL Capital is entitled to receive an allocation of profits with respect to the shares owned by the Financial Edge and Financial Edge Strategic.

          Except as otherwise set forth herein, none of the Participants nor Mr. Pihlstrom, nor any of their associates, has any arrangement or understanding with any person with respect to any future employment with the Corporation or its affiliates or with respect to any future transactions to which the Corporation or any of its affiliates will or may be a party.

(v) Other information relating to the nominee and the nominating stockholder that is required to be disclosed in a solicitation of proxies for the election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Directorships of Other Publicly Owned Companies

          Except as noted herein, none of Mr. Palmer, Mr. Lashley or Mr. Pihlstrom is presently serving as a director of any corporation, partnership or other entity that has a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or subject to the requirements of 15(d) of the such Act or any company registered as an investment company under the Investment Company Act of 1940.

          Messrs. Palmer and Lashley are directors of Security Financial Bancorp, Inc., St. John, IN.

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CUSIP No. 949759104                                          Page 21 of 27 Pages


Material Proceedings Adverse to the Corporation

          To their best knowledge, there are no material proceedings to which any Participant or Mr. Pihlstrom, or any associate of either of them, is a party adverse to the Corporation or any of its subsidiaries, and neither of them nor any associate of either of them has a material interest adverse to the Corporation or any of its subsidiaries.

Positions or Offices with the Corporation

          None of Mr. Lashley, Mr. Palmer or Mr. Pihlstrom hold or have ever held any position or office with the Corporation.

Transactions In Stock of the Corporation

          The following transactions are the only transactions during the past two years with regard to the Common Stock made by the Participants, Mr. Pihlstrom or other persons or entities constituting a "group" as defined for purposes of Schedule 13D. All transactions are purchases unless otherwise identified.

Transactions by PL Capital:
--------------------------------------------------------------------------------
     Date          Number of Shares       Price Per Share($)    Total Price($)
--------------------------------------------------------------------------------
    6/29/00              70,000                 12.31                861,870
--------------------------------------------------------------------------------
    7/6/00              (40,910)                12.15               (497,170)
--------------------------------------------------------------------------------

Transactions by Mr. Pihlstrom:
--------------------------------------------------------------------------------
     Date          Number of Shares       Price Per Share($)    Total Price($)
--------------------------------------------------------------------------------
    2/13/01                 100                 17.25                  1,725
--------------------------------------------------------------------------------

Transactions by Financial Edge:
--------------------------------------------------------------------------------
     Date          Number of Shares       Price Per Share($)    Total Price($)
--------------------------------------------------------------------------------
    6/14/00               2,000                 11.28                 22,560
--------------------------------------------------------------------------------
    6/15/00               4,600                 11.16                 51,330
--------------------------------------------------------------------------------
    6/16/00               1,120                 11.13                 12,470
--------------------------------------------------------------------------------
    6/16/00               5,500                 11.33                 62,340
--------------------------------------------------------------------------------
    6/30/00               2,000                 12.26                 24,520
--------------------------------------------------------------------------------
    7/10/00                 500                 12.92                  6,462
--------------------------------------------------------------------------------
    1/29/01              51,000                 14.50                739,500
--------------------------------------------------------------------------------

Transactions by Financial Edge Strategic:
--------------------------------------------------------------------------------
     Date          Number of Shares       Price Per Share($)    Total Price($)
--------------------------------------------------------------------------------
    6/16/00               8,000                 11.28                 90,240
--------------------------------------------------------------------------------

          The funds expended to date in the foregoing transactions were provided by the working capital (or personal funds) of each entity (or person) named herein and from time to time, in part by margin account loans from subsidiaries of McDonald Investments (for PL Capital), Bear Stearns Securities Corp. (for Financial Edge) and Donaldson, Lufkin & Jenrette
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CUSIP No. 949759104                                          Page 22 of 27 Pages


Securities Corp. (for Financial Edge Strategic), extended in the ordinary course of business. All purchases of Common Stock made using funds borrowed from those firms were made in margin transactions on those firms' usual terms and conditions. All or part of the shares of such Common Stock may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities. Such loans generally bear interest at a rate based upon the broker's call rate from time to time in effect. Such indebtedness, if any, may be refinanced with other banks or broker-dealers.

Arrangements or Understandings with Other Persons

          The Participants have requested Mr. Pihlstrom to serve as their representative on the Board of Directors of the Corporation, and he has agreed to do so, without compensation from those persons or entities of any sort whatsoever. PL Capital has agreed to indemnify Mr. Pihlstrom against certain liabilities incurred in connection with his nomination for election to the Corporation's Board of Directors. The Participants have an informal understanding with Mr. Pihlstrom pursuant to which they have agreed to reimburse Mr. Pihlstrom for any expenses incurred in connection with the intended solicitation of proxies for use at the 2001 Annual Meeting of Stockholders of the Corporation. There are no other arrangements or understandings with such proposed nominee. Mr. Pihlstrom does not have any arrangement or understanding with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Corporation.

Absence of any Family Relationships

          None of the Participants nor Mr. Pihlstrom has any family relationship with any director or officer of the Corporation. There is no family relationship between any of the Participants and Mr. Pihlstrom.

Absence of Involvement in Certain Legal Proceedings

          To the best knowledge of Mr. Palmer and Mr. Lashley and based on information provided by the nominee, during the past five years:

          a. No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against any Participant or
               Mr. Pihlstrom, and no receiver, fiscal agent or similar officer has been appointed by a court for business or property of any Participant or Mr. Pihlstrom. In addition, during the past five years no petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for business or property of, any partnership in which any of them is or was a general partner, or any corporation or business association of which any of them is or was an executive officer.
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CUSIP No. 949759104                                          Page 23 of 27 Pages


          b. None of the Participants nor Mr. Pihlstrom has been convicted in a criminal proceeding nor has either of them been named as the subject of any pending criminal proceeding (excluding traffic violations or similar misdemeanors).

          c. None of the Participants nor Mr. Pihlstrom has been the subject of any court order, judgment or decree, not suspended, reversed or vacated, permanently or temporarily enjoining (or otherwise limiting) any of them from (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission ("CFTC") or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity, (B) engaging in any type of business practice, or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

          d. None of the Participants nor Mr. Pihlstrom has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of a federal or state authority barring, suspending or otherwise limiting for more than 60 days their right to be engaged in any activity described in clause c. above, or to be associated with persons engaged in any such activity.

          e. None of the Participants nor Mr. Pihlstrom has been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission ("SEC") to have violated any federal or state securities law, or by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, wherein the judgment in such civil action or finding by the SEC or the CFTC has not been subsequently reversed, suspended or vacated.

Absence of Certain Transactions

          To the best knowledge of Mr. Palmer and Mr. Lashley and based on information provided by the nominee:

          a. Since the beginning of the Corporation's last fiscal year, none of the Participants nor Mr. Pihlstrom nor any member of the immediate family of any of them has had any material interest in any transaction or any series of similar transactions to which the Corporation or any of its subsidiaries

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CUSIP No. 949759104                                          Page 24 of 27 Pages


               was a party, and neither Mr. Palmer, Mr. Lashley nor Mr. Pihlstrom nor any member of their immediate family of either has any material interest in any currently proposed transaction, or series of similar transactions to which the Corporation or any of its subsidiaries is a party.

          b. Since the beginning of the Corporation's last fiscal year, none of the Participants nor Mr. Pihlstrom has had any relationship of the nature described in Item 404(b) of Regulation S-K, promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Specifically, since the beginning of the Corporation's last fiscal year, none of the Participants nor Mr. Pihlstrom has been an officer, director, partner or employee of, or has either one of them owned (directly or indirectly) more than 10% of the equity interest in, any of the following types of organizations:

               i. Any organization that has made or proposes to make payments to the Corporation or any of its subsidiaries for property or services;

               ii. Any organization to which the Corporation or any of its subsidiaries was indebted;

               iii. Any organization to which the Corporation or any of its subsidiaries has made or proposes to make payments for property or services; or

               iv. Any organization that provided legal services or investment banking services to the Corporation or any of its subsidiaries.

          c. Since the beginning of the Corporation's last fiscal year, none of the Participants nor Mr. Pihlstrom, nor any member of the immediate family of any of them or any firm, corporation or organization of which any of them is an executive officer or director or the beneficial owner of 10% or more of any class of equity securities, nor any trust or other estate in which either of them has a substantial beneficial interest or as to which either of them serves as a trustee or in a similar capacity, was indebted to the Corporation or any of its subsidiaries in excess of $60,000 at any time.

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CUSIP No. 949759104                                          Page 25 of 27 Pages


Section 16 Compliance

          None of the Participants nor Mr. Pihlstrom is required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock of the Corporation.

Other Information

          No other stockholder is known to any Participant to be supporting Mr. Pihlstrom as a nominee.

II.  PL Capital's Notice of Intent to Submit Proposal to Stockholder Vote

          Set forth below is certain information with respect to PL Capital's notice of intent to submit a proposal for stockholder vote, including that required by Article X of the Corporation's Articles of Incorporation. Any items required by Article X not set forth below are set forth in Section I of this letter, which is incorporated by reference into this Section II.

(i)  Brief Description of Proposal

          PL Capital intends to submit to a vote of stockholders of the Corporation, and to submit proxies for stockholder votes in favor of, the following proposal (or one substantially similar):

     RESOLVED, that stockholders of Wells Financial hereby inform the Board of Directors of Wells Financial that: (1) the management and Board of Wells Financial should solicit offers to acquire, or merge with, Wells Financial, from all potentially interested parties, in a fair and open process; (2) the Company should publicly disclose to stockholders the results of that process, and (3) the stockholders of Wells Financial should be presented with an opportunity to vote on the definitive offer with the highest value, regardless of whether Wells Board or management feels such offer is sufficient.

          PL Capital's reason for submitting the foregoing proposal to a vote of the stockholders of the Corporation is to maximize the value of Wells Financial Corp. for the benefit of all of the Corporation's shareholders.

(ii)     Name and Address of Proposing Stockholder

Name               Age      Business Address               Residence Address
----               ---      ----------------               -----------------
PL Capital         N/A      2015 Spring Road               N/A
                            Suite 290
                            Oak Brook, IL 60523
                            Attn: John Palmer

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CUSIP No. 949759104                                          Page 26 of 27 Pages


          No other stockholder other than Mr. Pihlstrom and the Participants is known to PL Capital to be supporting the stockholder proposal of PL Capital.

(iii)  Shares Owned Either Beneficially or Of Record

          PL Capital, the Participants and Mr. Pihlstrom collectively beneficially own 103,810 shares of the Common Stock. PL Capital owns 200 shares of the Common Stock of record.

(iv)   Financial Interest of PL Capital in the Proposal

          PL Capital has no financial interest in the proposal, other than as a stockholder of the Corporation. PL Capital has previously indicated an interest in acquiring the Corporation, as stated in a Schedule 13D filed with the United States Securities and Exchange Commission.


                                       Very truly yours,

                                       PL CAPITAL, LLC

                                       By: /s/ John Palmer
                                               John Palmer
                                               Managing Member

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CUSIP No. 949759104                                          Page 27 of 27 Pages


                           CONSENT OF PROPOSED NOMINEE

         I, Gary Pihlstrom, hereby consent to be named in the proxy statement of PL Capital, LLC to be used in connection with his solicitation of proxies from the stockholders of Wells Financial Corporation for use in voting at the 2001 Annual Meeting of Stockholders of Wells Financial Corporation, and I hereby consent and agree to serve a director of Wells Financial Corporation if elected at such Annual Meeting.


                                       /s/ Gary Pihlstrom
                                       Gary Pihlstrom

Dated:  February 8, 2001